Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated June 30, 2009, relating to (1) the consolidated financial statements of Spreadtrum Communications, Inc., its subsidiaries, and its variable interest entity (collectively the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company adopting Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109”, effective January 1, 2007) and (2) the Company’s internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness), appearing in the Annual Report on Form 20-F for the year ended December 31, 2008.

/s/ Deloitte Touche Tohmatsu CPA Ltd.

Shanghai, China
March 5, 2010